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                                EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-26743 and No. 333-61467) of our report dated June 20, 2003, with respect to the financial statements and supplemental schedules of the Mail-Well Corporation 401(k) Savings Retirement Plan for Union Employees included in this Annual Report on Form 11-K for the year ended December 30, 2002.


/s/ Ernst & Young LLP

Denver, Colorado
June 30, 2003